                                                                    EXHIBIT 10.7

                         EXECUTIVE HEALTH INSURANCE PLAN
                                    AGREEMENT


         THIS AGREEMENT is made and entered into this 20th day of December, 2007, by and between Central Co-Operative Bank, a bank organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter referred to as the "Bank"), and William P. Morrissey, an Executive of the Bank (hereinafter referred to as the "Executive").

         WHEREAS, the Executive has been and continues to be a valued Executive of the Bank; and

         WHEREAS, the purpose of this Agreement is to further the growth and development of the Bank by providing the Executive with health care insurance coverage, and thereby encourage the Executive's productive efforts on behalf of the Bank; and

         ACCORDINGLY, the Board has adopted the Executive Health Insurance Plan and it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to Purchase health care insurance coverage for the Executive upon the Executive's retirement in the event of the Executive's death pursuant to the Executive Health Insurance Plan; and

         FURTHERMORE, it is the intent of the parties hereto that this Executive Health Insurance Plan be considered an unfunded arrangement maintained primarily to provide Health Care Insurance Coverage for the Executive, and be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan; and

         NOW THEREFORE, in consideration of services the Executive has performed in the past and those to be performed in the future, and based upon the mutual promises and covenants herein contained, the Bank and the Executive agree as follows:

I.       DEFINITIONS

         A.       Effective Date:
                  --------------

                  The Effective Date of the Executive Health Insurance Plan shall be December 20, 2007.

         B.       Plan Year:
                  ---------

                  Any reference to the "Plan Year" shall mean a calendar year from January 1st to December 31st. In the year of implementation, the term "Plan Year" shall mean the period from the Effective Date to December 31st of the year of the Effective Date.

         C.       Termination of Employment:
                  -------------------------

                  Termination of Employment shall mean the Executive's voluntary resignation of employment by the Executive or the Bank's discharge of the Executive without cause, prior to the Normal Retirement Age.

         D.       Liability Reserve Account:
                  -------------------------

                  A Liability Reserve Account shall be established on the books of the Bank for the purpose of providing a health insurance benefit and a Medicare Supplement Benefit for the benefit of the Executive. Prior to the Executive's Termination of Employment or the Executive's retirement, whichever event shall first occur, such Liability Reserve Account shall be credited with the Bank Contribution. The Liability Reserve Account shall be credited interest monthly at the rate of six percent (6%), commencing upon the last day of the month of the first contribution and continuing on the last date of each month thereafter, as long as there is a balance in the account. The interest rate shall be increased or decreased at the discretion of the Bank.

         E.       Bank Contribution:
                  -----------------

                  The Bank shall make an annual contribution of Twenty Five Thousand and 00/100th ($25,000.00) into the Liability Reserve Account. Such contribution shall be made in monthly installments.

         F.       Executive Health Care or Medicare Supplement Benefit:
                  ----------------------------------------------------

                  The Bank shall, either monthly or annually, expense an amount in the Liability Reserve Account to pay the premium payments for post-retirement health care insurance. When the Liability Reserve Account reaches a balance of zero (0) dollars, the Executive Health Care or Medicare Supplement Benefit shall cease. Said benefit shall be for the life of the Executive and the Executive's spouse.

         G.       Change in Control:
                  -----------------

                  Change of Control shall be defined as the occurrence of any one of the following:

                  a. the acquisition of more than fifty percent (50%) of the value or voting power of the Bank's stock by a person or group;

                  b. the acquisition in a period of twelve (12) months or less of at least thirty-five percent (35%) of the Bank's stock by a person or group;

                  c. the replacement of a majority of the Bank's board in a period of twelve (12) months or less by Directors who were not endorsed by a majority of the current board members; or

                  d. the acquisition in a period of twelve (12) months or less of forty percent (40%) or more of the Bank's assets by an unrelated entity.

                  For the purposes of this Agreement, transfers made on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change in Control.

         H.       Normal Retirement Age:
                  ---------------------

                  Normal Retirement Age shall mean the date on which the Executive attains age eighty-five (85).

         I.       Disability or Disabled:
                  ----------------------

                  "Disability or Disabled" shall mean the Executive is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Bank. Medical determination of Disability or Disabled will be made by the provider of an accident or health plan covering employees of the Bank. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of Social Security Administration's or the provider's determination.

II.      BENEFITS

         A.       Benefits:
                  --------

                  Should the Executive remain in the employ of the Bank until the Normal Retirement Age as stated in Subparagraph I (H), the Executive shall be entitled to receive the Executive Health Care or Medicare Supplement Benefit, beginning at Normal Retirement Age until the Liability Reserve Account has a zero
                  (0) balance.

         B.       Termination of Employment:
                  -------------------------

                  Should the Executive suffer an Termination of Employment, voluntary or involuntary, at anytime from the Effective Date of this Agreement, the Executive shall be entitled to receive the Executive Health Care or Medicare Supplement Benefit until the Liability Reserve Account has a zero (0) balance. Said coverage shall commence the first day of the first month following the death of the Executive.

                  In the event the Executive's death should occur after such termination and there is a balance in the Liability Reserve Account, the Executive's spouse shall be entitled to the Executive Health Care or Medicare Supplement Benefit, until the Liability Reserve Account has a zero balance. Upon the spouse's death, subsequent to the Executive, this Agreement shall terminate and no benefit shall be due. Said coverage shall commence the first day of the first month following the death of the Executive.

         C.       Death Benefit:
                  -------------

                  Should the Executive die while there is a balance in the Liability Reserve Account, said unpaid balance of the Executive's Liability Reserve Account shall be used to provide the Executive Health Care or Medicare Supplement Benefit for the Executive's spouse until said balance is zero dollars ($0). Upon the spouse's death, subsequent to the Executive, this Agreement shall terminate and no benefit shall be due. Said coverage shall commence the first day of the first month following the death of the Executive.

         D.       Discharge for Cause:
                  -------------------

                  Should the Executive be Discharged for Cause at any time, the Bank Contribution, shall cease on the date of said termination and no coverage shall be provided. The term "for cause" shall mean any of the following that result in an adverse effect on the Bank: (i) the conviction of a felony or gross misdemeanor involving fraud or dishonesty; (ii) the willful violation of any Bank law, rule, or regulation; (iii) an intentional failure to perform stated duties; or (iv) a breach of fiduciary duty involving personal profit. If a dispute arises as to discharge "for cause," such dispute shall be resolved by arbitration as set forth in this Executive Health Insurance Plan.

III.     RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Executive Health Insurance Plan. The Executive, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

         The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Executive Health Insurance Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Executive Health Insurance Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Executive be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank.

         If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

IV.      CHANGE IN CONTROL

         If the Executive suffers a Termination of Employment (voluntarily or involuntarily), except for cause, anytime subsequent to a Change in Control, then the Executive shall be entitled to receive the Executive Health Care or Medicare Supplement Benefit, commencing within thirty
         (30) days of said termination until the Liability Reserve Account has a zero (0) balance.

         In the event the Executive's death should occur after such termination and there is a balance in the Liability Reserve Account, the Executive's spouse shall be entitled to the Executive Health Care or Medicare Supplement Benefit, until the Liability Reserve Account has a zero balance. Upon the spouse's death, subsequent to the Executive, this Agreement shall terminate and no benefit shall be due.

V.       DISABILITY

         In the event that there is a finding of any qualified period of disability for the Executive, the Bank will pay the Health Care Benefit until the Liability Reserve Account has a zero (0) balance. Said benefit shall commence within thirty (30) days of determination of Disability.

         In the event of the Executive's death and there is a balance in the Liability Reserve Account, the Executive's spouse shall be entitled to the Executive Health Care or Medicare Supplement Benefit, until the Liability Reserve Account has a zero balance. Upon the spouse's death, subsequent to the Executive, this Agreement shall terminate and no benefit shall be due.

VI.      MISCELLANEOUS

         A.       Alienability and Assignment Prohibition:
                  ---------------------------------------

                  Neither the Executive nor any other beneficiary(ies) under this Executive Health Insurance Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

         B.       Binding Obligation of the Bank and any Successor in Interest:
                  ------------------------------------------------------------

                  The Bank shall not merge or consolidate into or with another Bank or sell substantially all of its assets to another Bank, firm or person until such Bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Executive Health Insurance Plan. This Executive Health Insurance Plan shall be binding upon the parties hereto, their successors, assignees, beneficiaries, heirs and personal representatives.

         C.       Amendment or Revocation:
                  -----------------------

                  During the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part only, by the mutual written consent of the Executive and the Bank. Any such amendment shall not be effective to decrease or restrict the Executive's benefit under this Agreement, determined as of the date of amendment, unless agreed to in writing by the Executive. In the event this Agreement is terminated, such termination shall not cause a distribution of benefits, except to provide the Executive Health Care or Medicare Supplement Benefit, if the vesting age is met.

         D.       Gender:
                  ------

                  Whenever in this Executive Health Insurance Plan words are used in the masculine or neutral gender, they shall be read and construed as in the masculine, feminine or neutral gender, whenever they should so apply.

         E.       Headings:
                  --------

                  Headings and subheadings in this Executive Health Insurance Plan are inserted for reference and convenience only and shall not be deemed a part of this Executive Health Insurance Plan.

         F.       Applicable Law:
                  --------------

                  The validity and interpretation of this Agreement shall be governed by the laws of the State where the principal corporate office of the Bank is located.

         G.       Partial Invalidity:
                  ------------------

                  If any term, provision, covenant, or condition of this Executive Health Insurance Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Executive Health Insurance Plan shall remain in full force and effect notwithstanding such partial invalidity.

         H.       Employment:
                  ----------

                  No provision of this Executive Health Insurance Plan shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily sever the Executive's employment at any time.

         I.       Tax Withholding:
                  ---------------

                  The Bank shall withhold any taxes that are required to be withheld, under the Code and regulations thereunder, from the benefits provided under this Agreement. The Executive acknowledges that the Bank's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

         J.       Opportunity to Consult with Independent Advisors:
                  ------------------------------------------------

                  The Executive acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and legal counsel regarding both the benefits granted to him under the terms of this Agreement and the: (i) terms and conditions which may affect the Executive's right to these benefits; and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code or regulations thereunder, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Executive acknowledges and agrees shall be the sole responsibility of the Executive notwithstanding any other term or provision of this Agreement. The Executive further acknowledges and agrees that the Bank shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Executive and further specifically waives any right for himself or herself, and his or her heirs, beneficiaries, legal representative, agents, successor and assign to claim or assert liability on the part of the Bank related to the matters described above in this paragraph. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

VII.     ADMINISTRATIVE AND CLAIMS PROVISIONS

         A.       Plan Administrator:
                  ------------------

                  The "Plan Administrator" of this Executive Health Insurance Plan shall be the Board of Directors of Central Co-Operative Bank. As Plan Administrator, the Bank shall be responsible for the management, control and administration of the Executive Health Insurance Plan. The Plan Administrator may delegate to others certain aspects of the management and operation responsibilities of the Executive Health Insurance Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B.       Claims Procedure:
                  ----------------

                  a.       Filing a Claim for Benefits:
                           ---------------------------

                           Any insured, beneficiary, or other individual, ("Claimant") entitled to benefits under this Executive Plan will file a claim request with the Plan Administrator. The Plan Administrator will, upon written request of a Claimant, make available copies of all forms and instructions necessary to file a claim for benefits or advise the Claimant where such forms and instructions may be obtained. If the claim relates to disability benefits, then the Plan Administrator shall designate a sub-committee to conduct the initial review of the claim (and applicable references below to the Plan Administrator shall mean such sub-committee).

                  b.       Denial of Claim:
                           ---------------

                           A claim for benefits under this Executive Plan will be denied if the Bank determines that the Claimant is not entitled to receive benefits under the Executive Plan. Notice of a denial shall be furnished the Claimant within a reasonable period of time after receipt of the claim for benefits by the Plan Administrator. This time period shall not exceed more than ninety (90) days after the receipt of the properly submitted claim. In the event that the claim for benefits pertains to disability, the Plan Administrator shall provide written notice within forty-five (45) days. However, if the Plan

                           Administrator determines, in its discretion, that an extension of time for processing the claim is required, such extension shall not exceed an additional ninety (90) days. In the case of a claim for disability benefits, the forty-five (45) day review period may be extended for up to thirty (30) days if necessary due to circumstances beyond the Plan Administrator's control, and for an additional thirty (30) days, if necessary. Any extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review.

                  c.       Content of Notice:
                           -----------------

                           The Plan Administrator shall provide written notice to every Claimant who is denied a claim for benefits which notice shall set forth the following:

                           (i.)     The specific reason or reasons for the
                                    denial;

                           (ii.) Specific reference to pertinent Executive Plan provisions on which the denial is based;

                           (iii.) A description of any additional material or information necessary for the Claimant to perfect the claim, and any explanation of why such material or information is necessary; and

                           (iv.) Any other information required by applicable regulations, including with respect to disability benefits.

                  d.       Review Procedure:
                           ----------------

                           The purpose of the Review Procedure is to provide a method by which a Claimant may have a reasonable opportunity to appeal a denial of a claim to the Plan Administrator for a full and fair review. The Claimant, or his duly authorized representative, may:

                           (i.) Request a review upon written application to the Plan Administrator. Application for review must be made within sixty (60) days of receipt of written notice of denial of claim. If the denial of claim pertains to disability, application for review must be made within one hundred eighty (180) days of receipt of written notice of the denial of claim;

                           (ii.) Review and copy (free of charge) pertinent Executive Plan documents, records and other information relevant to the Claimant's claim for benefits;

                           (iii.) Submit issues and concerns in writing, as well as documents, records, and other information relating to the claim.

                  e.       Decision on Review:
                           ------------------

                           A decision on review of a denied claim shall be made in the following manner:

                           (i.) The Plan Administrator may, in its sole discretion, hold a hearing on the denied claim. If the Claimant's initial claim is for disability benefits, any review of a denied claim shall be made by members of the Plan Administrator other than the original decision maker(s) and such person(s) shall not be a subordinate of the original decision maker(s). The decision on review shall be made promptly, but generally not later than sixty (60) days after receipt of the application for review. In the event that the denied claim pertains to disability, such decision shall not be made later than forty-five (45) days after receipt of the application for review. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall the extension exceed a period of sixty (60) days from the end of the initial period. In the event the denied claim pertains to disability, written notice of such extension shall be furnished to the Claimant prior to the termination of the initial forty-five (45) day period. In no event shall the extension exceed a period of thirty (30) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the determination on review.

                           (ii.) The decision on review shall be in writing and shall include specific reasons for the decision written in an understandable manner with specific references to the pertinent Executive Plan provisions upon which the decision is based.

                           (iii.) The review will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination. Additional considerations shall be required in the case of a claim for disability benefits. For example, the claim will be reviewed without deference to the initial adverse benefits determination and, if the initial adverse benefit determination was based in whole or in part on a medical judgment, the Plan Administrator will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Plan Administrator obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Plan Administrator will identify such experts.

                           (iv.) The decision on review will include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records or other information relevant to the Claimant's claim for benefits.

                  f.       Exhaustion of Remedies:
                           ----------------------

                           A Claimant must follow the claims review procedures under this Executive Plan and exhaust his or her administrative remedies before taking any further action with respect to a claim for benefits.

         C.       Arbitration:
                  -----------

                  If claimants continue to dispute the benefit denial based upon completed performance of this Executive Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an Arbitrator for final arbitration. The Arbitrator shall be selected by mutual agreement of the Bank and the claimants. The Arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitrator with respect to any controversy properly submitted to it for determination.

                  Where a dispute arises as to the Bank's discharge of the Executive "for cause," such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof effective as of the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

                                        CENTRAL CO-OPERATIVE BANK
                                        Somerville, MA

/s/ Richard E. Stevens                  By: /s/ Edward F. Sweeney, Jr.
----------------------------------          -----------------------------------------------
Witness                                    (Bank Director other than Executive)      Title



/s/ Paul S. Feeley                          /s/ William P. Morrissey
----------------------------------          -----------------------------------------------
Witness                                     William P. Morrissey

                SPOUSAL DESIGNATION FORM FOR THE EXECUTIVE HEALTH
                            INSURANCE PLAN AGREEMENT


I.     DESIGNATION
       -----------

            SPOUSE:
            ------

       1.   Name:                                                               SS#:
            ------------------------------------------------------------------------------------------------------------------------

            Address:
            ------------------------------------------------------------------------------------------------------------------------
                                (Street)                        (City)                           (State)               (Zip)


II.    SIGN AND DATE
       -------------

All benefits received under the Executive Health Insurance Plan Agreement by reason of my death shall be made for the benefit of my spouse, if he or she survives me. This beneficiary designation is valid until the participant notifies the Bank in writing.



-------------------------------------------         ----------------------------
William P. Morrissey                                Date